Exhibit 25(b)


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS that the undersigned director of CULP, INC., a North Carolina corporation, hereby constitutes and appoints PHILLIP W. WILSON the true and lawful agent and attorney-in-fact to sign for the undersigned as a director of the Corporation the Corporation's Annual Report on Form 10-K for the year ended May 3, 1998 to be filed with the Securities and Exchange Commission, Washington, D. C., under the Securities Exchange Act of 1934, as amended, and to sign any amendment or amendments to such Annual Report, hereby ratifying and confirming all acts taken by such agent and attorney-in-fact, as herein authorized.


                                                         /s/ Howard L. Dunn, Jr.
                                                             ___________________
                                                             Howard L. Dunn, Jr.




Date: July 6, 1998